Exhibit 17.(d)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. GOLUB CAPITAL BDC 3, INC. 200 PARK AVENUE 25TH FLOOR NEW YORK, NY 10166 V34224-S87622-Z87538 For Against Abstain 1. To approve the Agreement and Plan of Merger dated as of January 16, 2024 (as amended, the “Merger Agreement”) by and among Golub Capital BDC, Inc. ! ! ! (“GBDC”), Park Avenue Subsidiary Inc., a wholly owned subsidiary of GBDC (“Merger Sub”), GBDC 3, GC Advisors LLC (“GC Advisors”), and, for certain limited purposes, Golub Capital LLC (such proposal is referred to as the “Merger Proposal”). The Board of Directors recommends you vote FOR the following proposal: GOLUB CAPITAL BDC 3, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or use your smartphone camera to scan the QR Barcode above and click on the link Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GBDC32024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V34225-S87622-Z87538 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. GOLUB CAPITAL BDC 3, INC. Special Meeting of Stockholders May 29, 2024 at 9:00 AM, Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Joshua M. Levinson and Christopher C. Ericson, or any one of them, and each with full power of substitution, to act as proxies for the undersigned to vote all the shares of common stock of Golub Capital BDC 3, Inc. (the "Company") which the undersigned is entitled to vote at the 2024 Special Meeting of Stockholders of the Company ("Special Meeting") to be held virtually at the following website: www.virtualshareholdermeeting.com/GBDC32024SM, on May 29, 2024 at 9:00 AM, Eastern Time, and at all postponements and adjournments thereof, as indicated on this proxy. This proxy is revocable and, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and will be voted "For" the proposal set forth in the Company's proxy statement. Continued and to be signed on reverse side